Exhibit 99.1

Greenhill Contacts:
Richard J. Lieb	Ross Thornton (Australia)
Chief Financial Officer	FD Third Person
(212) 389-1800	+61 (2) 8298 6100
Jeffrey Taufield (U.S.)
Kekst and Company
(212) 521-4815

For Immediate Release

Greenhill Announces Closing of Acquisition of Caliburn

New York, New York and Sydney, Australia – April 1, 2010 – Greenhill & Co., Inc. (NYSE:  GHL), a leading independent global investment bank, announced today that it completed its acquisition of Caliburn Partnership Pty Ltd. ("Caliburn"), a leading independent financial advisor in the Australasian market.  Caliburn will conduct business in Australia and New Zealand under the name Greenhill Caliburn.

About Greenhill

Greenhill & Co., Inc. is a leading independent investment bank focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital-raising to corporations, partnerships, institutions and governments.  Greenhill acts for clients located throughout the world from its offices in New York, London, Frankfurt, Sydney, Tokyo, Toronto, Chicago, Dallas, Houston, Los Angeles, Melbourne and San Francisco.

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